UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2018

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38291	27-5026540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Montgomery Street, Suite 1500 San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 16, 2018, the Board of Directors (the “Board”) of Stitch Fix, Inc. (the “Company”) promoted Mike Smith to Chief Operating Officer and President. Mr. Smith, 48, has served as the Company's Chief Operating Officer since September 2017, and previously served as the Company's General Manager, Stitch Fix Men from March 2016 to September 2017 and as the Company's Chief Operating Officer from June 2012 to March 2016. From February 2003 to June 2012, Mr. Smith served in a variety of capacities at Walmart.com, Inc., an online retail company, including Vice President from August 2008 to May 2010 and Chief Operating Officer from May 2010 to June 2012.

Mr. Smith has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Smith's promotion, the Compensation Committee of the Board approved an increase in Mr. Smith's base salary to $535,000, effective October 21, 2018. The Committee also approved certain annual equity awards for the Company’s officers, including an increased equity award to Mr. Smith in connection with his promotion, which included stock options with an aggregate fair value of $1,237,500 and restricted stock units with an aggregate fair value of $1,237,500, each of which will vest over four years.

(d) On October 16, 2018, the Board appointed Mikkel Svane to the Board as a Class III director and as a member of the Audit Committee of the Board (the "Audit Committee") effective October 16, 2018. Mr. Svane replaced William Gurley on the Audit Committee.

Mr. Svane, age 47, co-founded Zendesk, Inc. and has served as its Chief Executive Officer since August 2007 and as a member of its board of directors since August 2007. He was appointed Chair of Zendesk, Inc.’s board of directors in January 2014. Prior to founding Zendesk, Mr. Svane founded and served as the Chief Executive Officer of Caput A/S, a software company, and served as a technology consultant.

There is no arrangement or understanding between Mr. Svane and any other persons pursuant to which Mr. Svane was appointed as a director. Furthermore, there are no family relationships between Mr. Svane and any director or executive officer of the Company. Mr. Svane has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Svane will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Independent Director Compensation Policy as well as the Company’s standard form of indemnification agreement.

A copy of the press release announcing Mr. Svane’s appointment is furnished as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated October 18, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: October 18, 2018	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer